Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

                            LNR PROPERTY CORPORATION

         5.5% Contingent Convertible Senior Subordinated Notes Due 2023

This Prospectus Supplement supplements the Prospectus dated April 24, 2003 relating to $235,000,000 aggregate principal amount of our 5.5% Contingent Convertible Senior Subordinated Notes Due 2023 and the shares of our common stock into which those Notes are convertible.

The following are the Selling Securityholders at the date of this Prospectus Supplement. We obtained the information about Notes beneficially owned and that may be offered by the Prospectus, and about shares of Common Stock beneficially owned, from the individual Selling Securityholders. We have not attempted to verify that information.

--------------------------------------------------------------------------------------------------------------------------
                                                                  Principal Amount of Notes         Number of Shares of
  Selling Securityholder                                 Beneficially Owned and That May Be                Common Stock
                                                                 Offered by this Prospectus       Beneficially Owned(1)
--------------------------------------------------------------------------------------------------------------------------
  Akela Capital Master Fund, Ltd.                                                $5,000,000                        110,424
  Alexandra Global Master Fund, Ltd                                              $3,500,000                         77,296
  Alpine Associates                                                              $9,700,000                        214,222
  Alpine Partners, L.P.                                                          $1,300,000                         28,710
  Arbitex Master Fund L.P.                                                       $3,000,000                         66,254
  Arkansas PERS                                                                    $385,000                          8,502
  Banc of America Securities LLC                                                 $4,400,000                         97,173
  BGI Global Investors c/o Forest Investment Management LLC                        $168,000                          3,710
  BNP Paribas Equity Strategies, SNC                                            $11,571,000                        255,543
  Boilermakers Blacksmith Pension Trust                                            $500,000                         11,042
  Citi JL Ltd.                                                                      $87,000                          1,921
  Common Fund Event Driven Co, Ltd. c/o Levco                                       $65,000                          1,435
  Context Convertible Arbitrage Fund, LP                                           $665,000                         14,686
  Context Convertible Arbitrage Offshore Ltd.                                      $415,000                          9,165
  CooperNeff Convertible Strategies (Cayman) Master Fund, LP                     $7,917,000                        174,845
  CQS Convertible & Quantitative Strategies Master Fund Limited                 $16,000,000                        353,356
  DBAG Tewksbury Capital                                                           $250,000                          5,521
  Delaware PERS                                                                    $540,000                         11,925
  Delta Airlines Master Trust                                                      $225,000                          4,969
  Deutsche Bank Securities Inc.                                                  $3,245,000                         71,665
  Duke Endowment                                                                    $95,000                          2,098

                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

--------------------------------------------------------------------------------------------------------------------------
                                                                  Principal Amount of Notes         Number of Shares of
  Selling Securityholder                                 Beneficially Owned and That May Be                Common Stock
                                                                 Offered by this Prospectus       Beneficially Owned(1)
--------------------------------------------------------------------------------------------------------------------------
  Forest Fulcrum Fund LLP                                                          $404,000                          8,922
  Forest Global Convertible Fund Series A-5                                      $1,896,000                         41,872
  Forest Multi-Strategy Master Fund SFC, on behalf of Series F,                    $204,000                          4,505
     Multi-Strategy Segregated Portfolio
  Froley Revy Investment Convertible Security Fund                                  $55,000                          1,214
  Grace Convertible Arbitrage Fund, Ltd.                                         $5,000,000                        110,424
  HFR CA Select Fund                                                             $1,050,000                         23,189
  Highbridge International LLC                                                  $33,000,000                        728,798
  ICI American Holdings Trust                                                      $125,000                          2,760
  Innovest Finanzdienstle                                                        $1,500,000                         33,127
  JP Morgan Securities Inc.                                                     $12,750,000                        281,581
  Laurel Ridge Capital LP                                                        $1,000,000                         22,084
  Levco Alternative Fund Ltd.                                                    $2,197,000                         48,520
  LLT Limited                                                                      $156,000                          3,445
  Louisiana CCRF                                                                    $70,000                          1,545
  Lyxor / Convertible Arbitrage Fund Limited                                       $254,000                          5,609
  Lyxor Master Fund c/o Forest Investment Management LLC                           $632,000                         13,957
  Lyxor/JLC Fund Ltd.                                                              $167,000                          3,688
  Man Convertible Bond Master Fund, Ltd.                                         $3,622,000                         79,991
  NMS Services (Cayman) Inc.                                                     $1,000,000                         22,084
  PRS Convertible Arbitrage Master Fund L.P.                                     $2,000,000                         44,169
  Prudential Insurance Co of America                                                $35,000                            772
  Purchase Associates, L.P.                                                        $484,000                         10,689
  Quest Global Convertible Master Fund, Ltd.                                     $1,000,000                         22,084
  RBC Alternative Assets LP                                                        $500,000                         11,042
  RBC Alternative Assets LP c/o Forest Investment Management LLC                   $160,000                          3,533
  Relay 11 Holdings c/o Forest Investment Management LLC                            $80,000                          1,766
  Royal Bank of Canada                                                           $1,000,000                         22,084
  S.A.C. Capital Associates, LLC                                                 $2,000,000                         44,169
  Sage Capital                                                                   $5,500,000                        121,466
  San Diego County Employees Retirement Association                              $1,650,000                         36,439
  Singlehedge US Convertible Arbitrage Fund                                      $1,912,000                         42,226
  Sphinx Convertible Arbitrage c/o Forest Investment                                $40,000                            883
     Management LLC
  St. Thomas Trading, Ltd.                                                      $10,378,000                        229,196
  State of Oregon/Equity                                                         $1,700,000                         37,544
  Sturgeon Limited                                                               $1,512,000                         33,392

                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

--------------------------------------------------------------------------------------------------------------------------
                                                                  Principal Amount of Notes         Number of Shares of
  Selling Securityholder                                 Beneficially Owned and That May Be                Common Stock
                                                                 Offered by this Prospectus       Beneficially Owned(1)
--------------------------------------------------------------------------------------------------------------------------
  Sunrise Partners Limited Partnership                                          $13,875,000                        306,426
  Syngenta AG                                                                       $90,000                          1,987
  Thomas Weisel Partners                                                           $350,000                          7,729
  Tribeca Investments L.T.D.                                                     $2,000,000                         44,169
  Wachovia Securities Inc.                                                       $8,500,000                        187,720
  Zazove Convertible Arbitrage Fund L.P.                                         $3,550,000                         78,401
  Zazove Hedged Convertible Fund L.P.                                            $2,850,000                         62,941
  Zazove Income Fund L.P.                                                        $2,850,000                         62,941
  Zeneca Holdings Trust                                                            $135,000                          2,981
  Zurich Institutional Benchmarks Master Fund LTD                                $2,050,000                         45,273
  Zurich Master Hedge Fund c/o Forest Investment Management LLC                    $260,000                          5,742
                                                                               $200,571,000                      4,429,541

(1) Including the shares the selling securityholder would acquire if the selling securityholder converted all its Notes.

January 13, 2004